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Exhibit 23.1

                      INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-71890, 333-56772, 333-56774, 333-21585, 333-23937, 333-39817 and
333-67881 of Lightbridge, Inc. on Form S-8 of our report dated January 23, 2002 appearing in this annual Report on Form 10-K of Lightbridge, Inc. for the year ended December 31, 2001.

Deloitte & Touche LLP
Boston, Massachusetts
March 29, 2002